Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

THIRD QUARTER FISCAL 2016 OPERATING RESULTS

Uncasville, Connecticut, July 28, 2016 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun Pocono in Wilkes-Barre, Pennsylvania, announced today the operating results for its third fiscal quarter ended June 30, 2016.

“With year-over-year increases in both gaming and non-gaming volumes, underlying business fundamentals were strong again in our fiscal third quarter,” said Robert J. Soper, President and Chief Executive Officer of the Authority. “The quarter was impacted by lower than expected table game hold percentage at both properties, but after adjusting for this, both consolidated profit and profit margin would have grown significantly. Looking forward, fundamentals thus far in July continue to be very strong and we are only months away from the opening of the 400-room Earth Hotel in Connecticut and less than a year away from the grand opening of the ilani Resort.”

Consolidated operating results for the third quarter ended June 30, 2016 (unaudited):

•	Net revenues of $323.4 million, relatively flat compared to the third quarter of fiscal 2015

•	Gaming revenues of $276.8 million, a 2.8% decrease from the third quarter of fiscal 2015

•	Gross slot revenues of $203.8 million, relatively flat compared to the third quarter of fiscal 2015

•	Table game revenues of $72.1 million, a 9.1% decrease from the third quarter of fiscal 2015

•	Non-gaming revenues of $72.1 million, a 10.0% increase over the third quarter of fiscal 2015

•	Adjusted EBITDA, a non-GAAP measure described below, of $76.7 million, a 5.4% decrease from the third quarter of fiscal 2015

•	Adjusted EBITDA margin of 23.7%, a 120 basis point decrease from the third quarter of fiscal 2015

•	Income from operations of $58.0 million, a 5.7% decrease from the third quarter of fiscal 2015

•	Net income attributable to the Authority of $26.0 million, a 7.5% decrease from the third quarter of fiscal 2015

The declines in Adjusted EBITDA, income from operations and net income attributable to the Authority were principally driven by lower year-over-year table game hold at both Mohegan Sun and Mohegan Sun Pocono. These results were partially offset by strong overall volumes and higher non-gaming revenues, combined with increased revenues generated by Corporate.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	June 30, 2016	June 30, 2015	Variance	Percentage Variance
Adjusted EBITDA	$65,648	$70,657	$(5,009)	(7.1%)
Income from operations	$50,520	$54,557	$(4,037)	(7.4%)
Operating costs and expenses	$193,603	$192,283	$1,320	0.7%
Net revenues	$244,123	$246,840	$(2,717)	(1.1%)
Gaming revenues	$206,707	$213,199	$(6,492)	(3.0%)
Non-gaming revenues	$57,404	$53,751	$3,653	6.8%

The declines in Adjusted EBITDA and income from operations primarily resulted from a reduction in table game revenues driven by lower year-over-year hold percentage. Table game hold at Mohegan Sun decreased 220 basis points to 13.4% for the quarter ended June 30, 2016 from 15.6% in the third quarter of fiscal 2015. These results were partially offset by higher entertainment and hotel revenues. The growth in entertainment revenues reflected an increase in the number of shows held at the Mohegan Sun Arena, while hotel revenues benefited from strong transient and group business. Adjusted EBITDA margin decreased to 26.9% for the quarter ended June 30, 2016 from 28.6% in the third quarter of fiscal 2015.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30, 2016	June 30, 2015	Variance	Percentage Variance
Slots:
Handle	$1,813,310	$1,786,356	$26,954	1.5%
Gross revenues	$147,929	$147,906	$23	0.0%
Net revenues	$142,009	$142,178	$(169)	(0.1%)
Free promotional slot plays (1)	$14,634	$14,463	$171	1.2%
Weighted average number of machines (in units)	5,111	5,249	(138)	(2.6%)
Hold percentage (gross)	8.2%	8.3%	(0.1%)	(1.2%)
Win per unit per day (gross) (in dollars)	$318	$310	$8	2.6%

Table games:
Drop	$458,731	$432,156	$26,575	6.1%
Revenues	$61,683	$67,520	$(5,837)	(8.6%)
Weighted average number of games (in units)	273	283	(10)	(3.5%)
Hold percentage (2)	13.4%	15.6%	(2.2%)	(14.1%)
Win per unit per day (in dollars)	$2,478	$2,625	$(147)	(5.6%)

Poker:
Revenues	$2,032	$2,336	$(304)	(13.0%)
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$532	$611	$(79)	(12.9%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30, 2016	June 30, 2015	Variance	Percentage Variance
Food and beverage:
Revenues	$15,906	$15,653	$253	1.6%
Meals served	726	743	(17)	(2.3%)
Average price per meal served (in dollars)	$15.62	$15.95	$(0.33)	(2.1%)

Hotel:
Revenues	$12,654	$11,222	$1,432	12.8%
Rooms occupied	105	105	—	—
Occupancy rate	98.9%	97.8%	1.1%	1.1%
Average daily room rate (in dollars)	$113	$101	$12	11.9%
Revenue per available room (in dollars)	$112	$98	$14	14.3%

Retail, entertainment and other:
Revenues	$28,844	$26,876	$1,968	7.3%
Arena events (in events)	35	31	4	12.9%
Arena tickets	186	173	13	7.5%
Average price per Arena ticket (in dollars)	$58.49	$58.68	$(0.19)	(0.3%)

Mohegan Sun Pocono

Operating results (in thousands, unaudited):

	For the Three Months Ended
	June 30, 2016	June 30, 2015	Variance	Percentage Variance
Adjusted EBITDA	$14,076	$15,810	$(1,734)	(11.0%)
Income from operations	$11,172	$12,842	$(1,670)	(13.0%)
Operating costs and expenses	$65,278	$65,090	$188	0.3%
Net revenues	$76,450	$77,932	$(1,482)	(1.9%)
Gaming revenues	$70,100	$71,514	$(1,414)	(2.0%)
Non-gaming revenues	$11,817	$11,508	$309	2.7%

The declines in Adjusted EBITDA and income from operations primarily resulted from a reduction in table game revenues driven by lower year-over-year hold percentage and volumes. Adjusted EBITDA margin decreased to 18.4% for the quarter ended June 30, 2016 from 20.3% in the third quarter of fiscal 2015.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30, 2016	June 30, 2015	Variance	Percentage Variance
Slots:
Handle	$690,911	$673,523	$17,388	2.6%
Gross revenues	$55,878	$55,781	$97	0.2%
Net revenues	$55,814	$55,728	$86	0.2%
Free promotional slot plays (1)	$11,846	$11,909	$(63)	(0.5%)
Weighted average number of machines (in units)	2,331	2,330	1	0.0%
Hold percentage (gross)	8.1%	8.3%	(0.2%)	(2.4%)
Win per unit per day (gross) (in dollars)	$263	$263	$—	—

Table games:
Drop	$53,741	$56,668	$(2,927)	(5.2%)
Revenues	$10,367	$11,758	$(1,391)	(11.8%)
Weighted average number of games (in units)	73	73	—	—
Hold percentage (2)	19.3%	20.7%	(1.4%)	(6.8%)
Win per unit per day (in dollars)	$1,563	$1,768	$(205)	(11.6%)

Poker:
Revenues	$761	$738	$23	3.1%
Weighted average number of tables (in units)	18	18	—	—
Revenue per unit per day (in dollars)	$464	$451	$13	2.9%

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	June 30, 2016	June 30, 2015	Variance	Percentage Variance
Food and beverage:
Revenues	$7,702	$7,368	$334	4.5%
Meals served	183	192	(9)	(4.7%)
Average price per meal served (in dollars)	$19.14	$17.27	$1.87	10.8%

Hotel:
Revenues	$1,568	$1,478	$90	6.1%
Rooms occupied	21	21	—	—
Occupancy rate	96.6%	96.1%	0.5%	0.5%
Average daily room rate (in dollars)	$69	$66	3	4.5%
Revenue per available room (in dollars)	$67	$63	$4	6.3%

Retail, entertainment and other:
Revenues	$2,547	$2,662	$(115)	(4.3%)

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	June 30, 2016	June 30, 2015	Variance	Percentage Variance
Adjusted EBITDA	$(3,065)	$(5,417)	$2,352	43.4%
Loss from operations	$(3,695)	$(5,900)	$2,205	37.4%
Operating costs and expenses	$7,822	$7,440	$382	5.1%
Net revenues	$4,127	$1,540	$2,587	168.0%

Adjusted EBITDA and loss from operations benefited from increased revenues driven by development and management fees earned in connection with our development arrangement for the Cowlitz Project and our management arrangements with Resorts Casino Hotel and Paragon Casino Resort.

Mohegan Tribal Gaming Authority Property Information

	Adjusted EBITDA		Income (Loss) from Operations		Net Revenues
(in thousands, unaudited)	For the Three Months Ended		For the Three Months Ended		For the Three Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Mohegan Sun	$65,648	$70,657	$50,520	$54,557	$244,123	$246,840
Mohegan Sun Pocono	14,076	15,810	11,172	12,842	76,450	77,932
Corporate	(3,065)	(5,417)	(3,695)	(5,900)	4,127	1,540
Inter-segment revenues	—	—	—	—	(1,273)	(1,273)

Total	$76,659	$81,050	$57,997	$61,499	$323,427	$325,039

	Adjusted EBITDA		Income (Loss) from Operations		Net Revenues
	For the Nine Months Ended		For the Nine Months Ended		For the Nine Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Mohegan Sun	$218,581	$204,419	$171,251	$148,573	$755,392	$732,903
Mohegan Sun Pocono	39,818	40,640	30,910	31,423	223,160	218,456
Corporate	(9,836)	(18,325)	(13,830)	(19,717)	13,669	4,654
Inter-segment revenues	—	—	—	—	(3,819)	(3,819)

Total	$248,563	$226,734	$188,331	$160,279	$988,402	$952,194

Other Information

Liquidity

As of June 30, 2016, the Authority held cash and cash equivalents of $188.7 million compared to $65.8 million as of September 30, 2015. As of June 30, 2016, $19.0 million was drawn on the Authority’s $100 million revolving credit facility, while no amounts were drawn on the Authority’s $16.5 million line of credit. As of June 30, 2016, letters of credit issued under the revolving credit facility totaled $2.5 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the revolving credit facility, the Authority had approximately $78.5 million of borrowing capacity under its revolving credit facility and line of credit as of June 30, 2016.

Interest Expense

Interest expense decreased by $1.8 million, or 4.8%, to $33.9 million for the quarter ended June 30, 2016 compared to $35.7 million in the third quarter of fiscal 2015. The reduction in interest expense was attributable to lower weighted average interest rate. Weighted average interest rate was 7.8% for the quarter ended June 30, 2016 compared to 8.3% in the third quarter of fiscal 2015. Weighted average outstanding debt was $1.74 billion for the quarter ended June 30, 2016 compared to $1.72 billion in the third quarter of fiscal 2015.

Capital Expenditures

The following table presents data related to capital expenditures (in millions):

	Capital Expenditures
	Nine Months Ended June 30, 2016	Remaining Forecasted Fiscal Year 2016	Forecasted Fiscal Year 2016
Mohegan Sun:
Maintenance	$17.0	$9.0	$26.0
Development	6.6	12.2	18.8

Subtotal	23.6	21.2	44.8
Mohegan Sun Pocono:
Maintenance	3.0	2.0	5.0
Development	1.0	0.9	1.9

Subtotal	4.0	2.9	6.9
Corporate:
Maintenance	0.1	0.2	0.3

Subtotal	0.1	0.2	0.3

Total	$27.7	$24.3	$52.0

Distributions to the Tribe

Distributions to the Tribe totaled $13.3 million for the quarter ended June 30, 2016 compared to $12.5 million in the third quarter of fiscal 2015. Distributions to the Tribe are anticipated to total $53.0 million for fiscal 2016.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its third quarter fiscal 2016 operating results on Thursday, July 28, 2016 at 11:00 a.m. (Eastern Daylight Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 85028364

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Thursday, July 28, 2016. This replay will run through August 11, 2016.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 85028364

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 595-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on an approximately 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun Pocono, a gaming and entertainment facility located on an approximately 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the 1,200-room luxury Sky Hotel Tower. Mohegan Sun Pocono operates in an approximately 400,000 square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, a 238-room hotel, 20,000 square feet of meeting and convention space, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(in thousands)

(unaudited)

	For the Three Months Ended June 30, 2016	For the Three Months Ended June 30, 2015	For the Nine Months Ended June 30, 2016	For the Nine Months Ended June 30, 2015
Revenues:
Gaming	$276,807	$284,713	$865,889	$837,463
Food and beverage	23,608	23,021	66,808	66,811
Hotel	14,222	12,700	38,639	37,199
Retail, entertainment and other	34,286	29,825	89,031	82,231

Gross revenues	348,923	350,259	1,060,367	1,023,704
Less - Promotional allowances	(25,496)	(25,220)	(71,965)	(71,510)

Net revenues	323,427	325,039	988,402	952,194

Operating costs and expenses:
Gaming	164,302	164,229	495,060	485,994
Food and beverage	10,674	10,323	30,807	31,363
Hotel	4,229	3,788	11,731	10,767
Retail, entertainment and other	12,872	12,447	30,691	34,268
Advertising, general and administrative	47,649	46,522	148,871	140,946
Corporate	7,520	7,119	26,601	23,400
Depreciation and amortization	18,172	19,086	55,969	58,703
Loss on disposition of assets	12	26	341	845
Severance	—	—	—	3,370
Impairment of Project Horizon	—	—	—	2,502
Relinquishment liability reassessment	—	—	—	(243)

Total operating costs and expenses	265,430	263,540	800,071	791,915

Income from operations	57,997	61,499	188,331	160,279

Other income (expense):
Accretion of discount to the relinquishment liability	—	—	—	(227)
Interest income	2,284	1,906	6,469	5,554
Interest expense	(33,949)	(35,660)	(102,294)	(107,692)
Loss on modification and early extinguishment of debt	(277)	—	(484)	—
Other expense, net	(495)	(50)	(1,355)	(1,260)

Total other expense	(32,437)	(33,804)	(97,664)	(103,625)

Net income	25,560	27,695	90,667	56,654
(Income) loss attributable to non-controlling interests	478	439	(2,225)	1,278

Net income attributable to Mohegan Tribal Gaming Authority	$26,038	$28,134	$88,442	$57,932

Comprehensive income:
Foreign currency translation	(606)	—	3,596	—

Other comprehensive income (loss)	(606)	—	3,596	—
Other comprehensive (income) loss attributable to non-controlling interests	384	—	(1,793)	—

Other comprehensive income (loss) attributable to Mohegan Tribal Gaming Authority	(222)	—	1,803	—

Comprehensive income attributable to Mohegan Tribal Gaming Authority	$25,816	$28,134	$90,245	$57,932

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Operating Results:
Gross revenues	$348,923	$350,259	$1,060,367	$1,023,704
Net revenues	$323,427	$325,039	$988,402	$952,194
Income from operations	$57,997	$61,499	$188,331	$160,279

Other Data:
Adjusted EBITDA	$76,659	$81,050	$248,563	$226,734
Capital expenditures	$7,556	$6,234	$27,695	$9,038
Cash interest paid	$14,518	$14,453	$84,588	$80,600
Distributions to the Tribe	$13,250	$12,500	$34,450	$32,500

			June 30, 2016	September 30, 2015
Balance Sheet Data:
Cash and cash equivalents			$188,669	$65,754
Capital leases			$1,730	$2,345
Long-term debt, including current portion			$1,697,140	$1,666,344

MOHEGAN SUN

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Operating results:
Gross revenues (in thousands)	$264,111	$266,950	$810,994	$789,481
Net revenues (in thousands)	$244,123	$246,840	$755,392	$732,903
Income from operations (in thousands)	$50,520	$54,557	$171,251	$148,573
Operating margin	20.7%	22.1%	22.7%	20.3%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$65,648	$70,657	$218,581	$204,419
Adjusted EBITDA margin	26.9%	28.6%	28.9%	27.9%

Capital expenditures (in thousands)	$5,678	$5,069	$23,666	$6,899

Weighted average number of units:
Slot machines	5,111	5,249	5,133	5,313
Table games	273	283	271	283
Poker tables	42	42	42	42

Win per unit per day:
Slot machines (gross)	$318	$310	$312	$297
Table games	$2,478	$2,625	$3,061	$2,724
Poker tables	$532	$611	$618	$654

Hold percentage:
Slot machines (gross)	8.2%	8.3%	8.1%	8.3%
Table games	13.4%	15.6%	16.5%	16.1%

Food and beverage statistics:
Meals served (in thousands)	726	743	2,008	2,154
Average price per meal served	$15.62	$15.95	$16.13	$15.94

Hotel statistics:
Rooms occupied (in thousands)	105	105	317	314
Occupancy rate	98.9%	97.8%	98.6%	97.8%
Average daily room rate	$113	$101	$101	$99
Revenue per available room	$112	$98	$100	$97

Entertainment statistics:
Arena events (in events)	35	31	85	85
Arena tickets (in thousands)	186	173	472	492
Average price per Arena ticket	$58.49	$58.68	$49.68	$53.61

MOHEGAN SUN POCONO

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Operating results:
Gross revenues (in thousands)	$81,917	$83,022	$239,437	$233,338
Net revenues (in thousands)	$76,450	$77,932	$223,160	$218,456
Income from operations (in thousands)	$11,172	$12,842	$30,910	$31,423
Operating margin	14.6%	16.5%	13.9%	14.4%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$14,076	$15,810	$39,818	$40,640
Adjusted EBITDA margin	18.4%	20.3%	17.8%	18.6%

Capital expenditures (in thousands)	$1,866	$1,186	$3,914	$2,087

Weighted average number of units:
Slot machines	2,331	2,330	2,330	2,331
Table games	73	73	73	73
Poker tables	18	18	18	18

Win per unit per day:
Slot machines (gross)	$263	$263	$260	$248
Table games	$1,563	$1,768	$1,565	$1,738
Poker tables	$464	$451	$473	$474

Hold percentage:
Slot machines (gross)	8.1%	8.3%	8.1%	8.3%
Table games	19.3%	20.7%	19.1%	20.1%

Food and beverage statistics:
Meals served (in thousands)	183	192	499	509
Average price per meal served	$19.14	$17.27	$19.60	$18.13

Hotel statistics:
Rooms occupied (in thousands)	21	21	62	61
Occupancy rate	96.6%	96.1%	96.1%	94.0%
Average daily room rate	$69	$66	$64	$62
Revenue per available room	$67	$63	$61	$58

CORPORATE

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Capital expenditures (in thousands)	$12	$(21)	$115	$52

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Adjusted EBITDA to Net Income:

Reconciliations of Adjusted EBITDA to net income, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, are shown below (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Adjusted EBITDA	$76,659	$81,050	$248,563	$226,734
Depreciation and amortization	(18,172)	(19,086)	(55,969)	(58,703)
Share compensation	—	—	(6,147)	—
Loss on disposition of assets	(12)	(26)	(341)	(845)
Severance	—	—	—	(3,370)
Impairment of Project Horizon	—	—	—	(2,502)
Relinquishment liability reassessment	—	—	—	243
Income (loss) attributable to non-controlling interests	(478)	(439)	2,225	(1,278)

Income from operations	57,997	61,499	188,331	160,279

Accretion of discount to the relinquishment liability	—	—	—	(227)
Interest income	2,284	1,906	6,469	5,554
Interest expense	(33,949)	(35,660)	(102,294)	(107,692)
Loss on modification and early extinguishment of debt	(277)	—	(484)	—
Other expense, net	(495)	(50)	(1,355)	(1,260)

Net income	$25,560	$27,695	$90,667	$56,654

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended June 30, 2016
	Income (Loss) from Operations	Depreciation and Amortization	Share Compensation	Loss on Disposition of Assets	Severance	Impairment of Project Horizon	Relinquishment Liability Reassessment	(Income) Loss Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$50,520	$15,001	$—	$9	$—	$—	$—	$118	$65,648
Mohegan Sun Pocono	11,172	2,901	—	3	—	—	—	—	14,076
Corporate	(3,695)	270	—	—	—	—	—	360	(3,065)

Total	$57,997	$18,172	$—	$12	$—	$—	$—	$478	$76,659

	For the Three Months Ended June 30, 2015
	Income (Loss) from Operations	Depreciation and Amortization	Share Compensation	Loss on Disposition of Assets	Severance	Impairment of Project Horizon	Relinquishment Liability Reassessment	(Income) Loss Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$54,557	$15,857	$—	$26	$—	$—	$—	$217	$70,657
Mohegan Sun Pocono	12,842	2,968	—	—	—	—	—	—	15,810
Corporate	(5,900)	261	—	—	—	—	—	222	(5,417)

Total	$61,499	$19,086	$—	$26	$—	$—	$—	$439	$81,050

	For the Nine Months Ended June 30, 2016
	Income (Loss) from Operations	Depreciation and Amortization	Share Compensation	Loss on Disposition of Assets	Severance	Impairment of Project Horizon	Relinquishment Liability Reassessment	(Income) Loss Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$171,251	$46,272	$—	$327	$—	$—	$—	$731	$218,581
Mohegan Sun Pocono	30,910	8,894	—	14	—	—	—	—	39,818
Corporate	(13,830)	803	6,147	—	—	—	—	(2,956)	(9,836)

Total	$188,331	$55,969	$6,147	$341	$—	$—	$—	$(2,225)	$248,563

	For the Nine Months Ended June 30, 2015
	Income (Loss) from Operations	Depreciation and Amortization	Share Compensation	Loss on Disposition of Assets	Severance	Impairment of Project Horizon	Relinquishment Liability Reassessment	(Income) Loss Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$148,573	$48,823	$—	$843	$3,244	$2,502	$(243)	$677	$204,419
Mohegan Sun Pocono	31,423	9,089	—	2	126	—	—	—	40,640
Corporate	(19,717)	791	—	—	—	—	—	601	(18,325)

Total	$160,279	$58,703	$—	$845	$3,370	$2,502	$(243)	$1,278	$226,734

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents net income before interest, depreciation and amortization, share compensation expense, loss on disposition of assets, workforce reduction severance, reassessment and accretion of discount to a relinquishment liability, loss on early extinguishment of debt, other non-operating income and expense and income or loss attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contacts:

Robert J. Soper

President and Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000